MCTC T37069

ASSIGNMENT OF MORTGAGE
(with Collateral Security)

KNOW ALL MEN BY THESE PRESENTS, *That the Assignor,*

YTB INTERNATIONAL, INC.

In consideration of the sum of Ten ($10.00) Dollars, lawful money of the United States, and other good and valuable consideration, to them in hand paid by

NORMANDY CORPORATION,

Assignee, at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged by these presents does grant, bargain, sell, assign, transfer and set over unto the said assignee that certain REAL ESTATE MORTGAGE, dated the 16th day of December, A.D. 2008, recorded December 17th, 2008 and made by Prestige Management Services, LLC.

and all of Assignor's right, title and interest to the premises therein described, as follows, to-wit:

SEE EXHIBIT ATTACHED HERETO FOR LEGAL DESCRIPTION

Permanent Parcel No. 14-2-15-21-19-401-001

Which said mortgage is recorded in the Recorder's Office of the County of Madison in the State of Illinois as Document Number 2008R56498, together with all interest in the promissory note therein described and the money due and to grow due thereon, with interest;

TO HAVE AND TO HOLD the same unto the said Assignor and Assignor's heirs, executors, administrators and assigns, forever.

Subject only to the provisions the said Real Estate Mortgage contained.

AND ASSIGNOR does hereby make, constitute and appoint the said Assignor his or its true and lawful Attorney irrevocably, in Assignor's name or otherwise, but at Assignee's costs and charges, to have, use and take all lawful ways and means for the recovery of the said indebtedness and interest thereon, and in case of payment, to discharge the same as fully as said Assignor might or could do if these presents were not made.

AND ASSIGNOR does covenant with the said Assignee that there is now actually owing on the said Mortgage One Million Two Hundred Thousand Dollars *($1,200,000.00)* Dollars principal and interest and the undersigned has good and legal right to assign the same.

THIS ASSIGNMENT is made as collateral security for the payment by the Assignor to the Assignee of any and all indebtedness now existing or which hereafter may accrue or be incurred in favor of the Assignee against said Assignor, either as maker or endorser of promissory notes or otherwise, and in case the Assignor shall well and truly pay or cause to be paid unto the Assignee any and all such indebtedness, together with any and all interest thereon and any and all reasonable and proper costs and damages caused to or suffered by the Assignee by reason of such indebtedness, then and in that event the Assignee shall upon demand execute and deliver to the Assignor a reassignment of the note and mortgage.

PROVIDED FURTHER, that during the continuance of this agreement and until the payment of any and all said indebtedness, interest, costs and damages, the Assignee shall have full power and authority to enforce and collect said note and mortgage, according to the terms thereof, and in case the Assignee, its successors or assigns shall collect and receive the money due on said note and mortgage hereby assigned, then and in that event the Assignee shall, after retaining the amount of the indebtedness, including interest thereon and charges arising or growing out of the same as above specified, pay the balance and surplus, if any, to the Assignor, its successors or assigns.

PROVIDED FURTHER, that upon the non-payment by said Assignor of any indebtedness, interest, costs, damages or liability of any kind owing by said Assignor to said Assignee as and when the same is due and payable, the Assignee may, at any time in its discretion, and without demand or notice of any kind to the Assignor, sell the said note and mortgage, fee and clear from any right of redemption by the Assignor, which right of redemption is expressly waived, and execute and deliver to the purchaser an assignment of said note and mortgage. The proceeds of said sale, after deducting the expenses of said sale, shall be applied to the payment of any said indebtedness, interest, or costs, or damages owing to the Assignee from the Assignor; the balance, if any, shall be paid to the Assignor, its successors or assigns. The discretion of the Assignee as to the fair market value of said note and mortgage upon such sale shall be binding upon the Assignor, its successors and assigns; and the Assignor shall remain liable to the Assignee for any deficiency arising upon such sale.

IN WITNESS WHEREOF, have hereunto set their hands and seals the day of A.D. 2010.

YTB INTERNATIONAL, INC.

By: ______________________
Robert Van Patten

Its: Chief Executive Officer

STATE OF Illinois)
) ss.
COUNTY OF Madison)

I, the undersigned, a Notary Public, in and for said County and State aforesaid, DO HEREBY CERTIFY THAT Robert Van Patten, personally known to me to be the Chief Executive Officer of the corporation and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Chief Executive Officer, he signed and delivered the said instrument as Chief Executive Officer of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority, given by the Board of Directors of said corporation as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

Given under my hand and Seal this 20th day of January, 2010

OFFICIAL SEAL
EMILY REES
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES 2-2-2010

Emily Rees
Notary Public

This document prepared from information supplied by applicant by:
Flanigan Law Office, Ltd.
120 North Main Street
Edwardsville, IL 62025

Lot 1 in Country Club View-Third Addition, a part of the Southeast Quarter of Section 21, Township 4 North, Range 8 West of the Third Principal Meridian, City of Edwardsville, Madison County, Illinois, as recorded in Plat Cabinet 62 Page 173, (excepting therefrom that part conveyed to One 157 Center LLC, a Limited Liability Company by Quit Claim Deed recorded July 29, 2003 in Book 4592 Page 5474, more particularly described as follows: Beginning at the most Easterly corner of said Lot 1; thence on an assumed bearing of South 42 degrees 04 minutes 50 seconds West on the Southeasterly line of said Lot 1, a distance of 20.35 feet; thence Northwesterly 31.76 feet on a curve to the left, having a radius of 20.00 feet, the chord of said curve bears North 03 degrees 25 minutes 07 seconds West, 28.53 feet to the Northeasterly line of said Lot 1; thence South 48 degrees 55 minutes 05 seconds East of said Northeasterly line 20.35 feet to the point of beginning; also except coal, gas and other mineral rights conveyed, excepted or reserved in prior conveyances), in Madison County, Illinois.

Permanent Parcel No. 14-2-15-21-19-401-001

CONTACT INFORMATION

Date:

Borrower Name: YTB International, Inc. Tax ID #: 20-2181181

Street 1901 E Edwardsville Rd
City Wood River Il 62095
Work Phone: 216 4122

Primary Contact Name: ______________________

Work Phone: ______________
Cell: 618 978 8605
email: bvanpatton @ ytb.com

The address the payment coupons and all correspondence should be sent to is:

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